UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2008
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-693	36-1063330
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois		60523
(Address of principal executive offices)		(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Execution of a material definitive agreement
Federal Signal Corporation has announced that it is selling its municipal leasing portfolio to Banc of America Public Capital Corp, a subsidiary of Bank of America. The portfolio, valued at roughly $100 million, will be sold in tranches over the next several months with the first tranche of $53 million sold on June 27, 2008. A modest gain will be realized from the sale.
The sale of the leasing assets is the first step in the Company’s plan to exit all of its financial services activities this year. Proceeds received from the financial services assets will be used to pay down debt.
A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
Federal Signal Corporation Press Release Dated July 1, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Dated: July 2, 2008	By:	/s/ Paul Brown
Paul Brown
Vice President and Controller

EXHIBIT INDEX

Exhibit No	Description

99.1	Press Release July 1, 2008